EXHIBIT 10.15

                SPINTEK GAMING TECHNOLOGIES, INC.
                            BONUS PLAN

   1.  PURPOSE
     The purpose of the Spintek Gaming Technologies, Inc. Bonus Plan (the "Bonus Plan") is to provide incentive compensation to certain key employees (the term "employee" as used herein shall include officers, directors and advisory directors) of Spintek Gaming Technologies, Inc. (the "Company"). This Bonus Plan is also intended to benefit the Company by creating incentives to participating key employees. Compensation under this Bonus Plan shall be based upon the grant of Performance Units that will provide cash compensation to the grantee employee based on increases in the market value of the Company's common stock as set forth below in this Bonus Plan.

   2.  ADMINISTRATION
     This Bonus Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. Subject to the provisions of this Bonus Plan, the Committee shall have exclusive power to select the key employees to be granted Performance Units, to determine the number of Performance Units to be granted to each key employee selected and to determine the time or times when Performance Units will be
 granted.The Committee shall have authority to interpret this Bonus Plan, to adopt and revise rules and regulations relating to this Bonus Plan, to determine the conditions subject to which any grants may be made or be payable, including conditions relating to vesting or maturity and to make any other determinations which it believes necessary or advisable for the administration of this Bonus Plan. The authority granted to the Committee will be exercised based upon recommendations received from the management of the Company. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to this Bonus Plan.

   3.  PERFORMANCE UNITS.
     Each "Performance Unit" granted shall represent 1/10th of one percent of the "Total Market Value" (as defined in Section 7(b) below). The maximum number of Performance Units that may be granted under this Bonus Plan shall not exceed an aggregate of twelve percent (12%) of the Total Market Value (i.e., not more than 120 Performance Units). If any Performance Units granted under this Bonus Plan shall be forfeited or cancelled, such Performance Units may again be granted under this Bonus Plan. Performance Units that are redeemed may not again be granted under this Bonus Plan. Performance Units do not entitle the grantee employee to payment equal to the percentage of Company market value represented by the Performance Units; instead, Performance Units are redeemable for a cash payment (subject to the limitations in the Bonus Plan

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and in the particular grant) based on appreciation in value of the
Performance Unit after the date of grant, i.e., the excess of the "Ending Value" (as defined below) over the "Beginning Value" (as defined below) of the respective Performance Unit.

   4.  GRANTS
      (a) Participants. Performance Units shall be granted to such key employees of the Company as the Committee shall determine, who shall hereafter be referred to as "Participants". Performance Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in this Bonus Plan, as the Committee shall determine.

      (b) Grant Notices. Each grant of Performance Units under this Bonus Plan to a Participant shall be communicated by the Committee in writing to the Participant within (30) days after the date of grant, noting the Beginning Value assigned to each Performance Unit by the Committee and the time at which the Ending Value will be determined (each such notice being referred to herein as a "Grant Notice").

      (c) Accounts. Performance Units granted to a Participant shall be credited to a Performance Unit Account (the "Account") established and maintained for such Participant. The Account of a Participant shall be the record of the Performance Units granted to the Participant under this Bonus Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

   5.  VESTING AND MATURITY OF PERFORMANCE UNITS

      (a) Vesting. Performance Units shall fully vest in all respects upon the date of the respective Grant Notice unless otherwise provided by the Committee in the Grant Notice. Notwithstanding that Performance Units have vested, no compensation shall be paid with respect to the same until the Performance Units have matured (i.e. have become "Mature Performance Units") in accordance with the terms of this Bonus Plan unless otherwise provided in the respective Grant Notice.

      (b) Maturity.  Performance Units granted to a Participant
shall mature according to the following schedule:
         Anniversary of Grant       Percentage of
                 Date               Mature Units
                 First                  25%
                 Second                 50%
                 Third                  75%
                 Fourth                100%

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      (c) Acceleration/Deferral of Maturity.  Notwithstanding the
provisions of paragraph (b) all Performance Units granted to a Participant may become fully matured upon such terms and conditions as may be set forth in the Grant Notice by the Committee if the Participant's Performance Units are not forfeited under section 6(e) hereof.

   6.  PAYMENT FOR REDEEMED PERFORMANCE UNITS

      (a) Unit Appreciation. At such time as a Participant is entitled to receive compensation with respect to Performance Units, the Participant shall be entitled upon his or her election to receive from the Company cash payment(s) (the "Unit Appreciation"), with respect to each Performance Unit redeemed, determined as follows: (i) the Ending Value as determined by the Committee pursuant to Section 7(a) of each Performance Unit to be redeemed,
(ii) reduced by the Beginning Value as determined pursuant to
Section 7(a) of such Performance Unit. If the Ending Value is equal to or less than the Beginning Value, then the Unit Appreciation will be zero.

      (b) Redemption Notice. After the first anniversary of any Grant Notice, the Participant shall be entitled upon his or her election communicated to the Committee in writing (such writing being referred to herein as a "Redemption Notice") to receive from the Company the Unit Appreciation of each then Mature Performance Unit in the Participant's Account.

      (c) Required Redemption. If the Participant does not elect to redeem his or her Performance Units on or before the third anniversary date of termination of such Participant's employment by the Company, the Company may at any time after the third anniversary make the election to redeem such Participants's Performance Units and the Participant shall be required to accept payment for the Unit Appreciation of the Performance Units.

      (d) Payment. Payment to a Participant of the Unit Appreciation for redeemed Performance Units shall be made in cash either in a lump sum or in equal annual installments over a period not to exceed 3 years (without interest and without decrease or increase in Unit Appreciation over the period of deferred payment). The Committee shall have the sole discretion to determine the method of payment under this Bonus Plan and the period over which such payment shall be made, such determination to be made by the Committee upon receipt of the Redemption Notice unless otherwise provided in a respective Grant Notice for the Performance Units being redeemed. Payment will be made or commence within sixty (60) days after the Company's receipt of the Participant's Redemption Notice.

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      (e) Cancellation.  Notwithstanding any other provision of
this Bonus Plan (but subject to any contrary provisions of a particular Grant Notice), all rights to any payments hereunder to a Participant will be discontinued and forfeited and a Participant's Performance Units will be cancelled, and the Company will have no further obligation hereunder to such Participant, if any of the following circumstances occur:

          (i) The Participant is discharged from employment with the Company for cause (the term "cause" to refer to willful failure to perform assigned duties, criminal conviction, or dishonesty unless such term is otherwise defined in the Participant's employment agreement, if any, in which case the term shall be defined in accordance with such Participant's employment agreement);

         (ii) The Participant engages in competition with the Company during, or within two years following termination of the Participant's employment with the Company; or

         (iii) The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

     Subject to any limitations in a particular Grant Notice, the Committee shall have sole discretion with respect to the application of the provisions of this paragraph and such exercise of discretion shall be conclusive and binding upon the Participant, and all other persons.

   7.  VALUATION OF PERFORMANCE UNITS

      (a) Beginning/Ending Values. For all purposes of this Bonus Plan, the "Beginning Value" of each Performance Unit will be an amount equal to the greater of (i) such amount as shall be determined by the Committee in its sole discretion or (ii) 1/10th of one percent (1%) of the Total Market Value of the Company as of the date that the Committee determines to grant the respective Performance Unit. The "Ending Value" of a Performance Unit shall equal 1/10th of the Total Market Value as of the date specified in the respective Grant Notice for determination of the Ending Value for such Performance Unit.

      (b) Total Market Value. "Total Market Value" shall refer to the total market value of all of the issued and outstanding common stock of the Company determined by the average "asked" price reported in the NASDAQ "Pink Sheets" or elsewhere for the common stock of the Company for the thirty (30) days immediately prior to the date Total Market Value is determined. The thirty (30) day

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period shall be a period of thirty (30) calendar days regardless of the number of business days, but the average "asked" price shall be computed by only taking into account days for which trades of the Company's common stock are reported.

   8.  CHANGES IN CAPITAL AND CORPORATE STRUCTURE
     In the event of any change in the number of outstanding shares of common stock of the Company by reason of an issuance of additional shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, common stock dividend or similar transaction, the number of Performance Units held by Participants under this Bonus Plan will stay the same since Performance Units represent percentage interests in the Total Market Value. Market value, if any, of preferred stock of the Company will not be taken into account to determine Unit Appreciation even if such preferred stock is issued as a dividend on common stock.

   9.  NONTRANSFERABILITY
     Performance Units granted under this Bonus Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of a Participant's death, payment of any redemption price due under this Bonus Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

  10.  WITHHOLDING
     The Company shall have the right to deduct from all amounts paid pursuant to this Bonus Plan any taxes required by law to be withheld with respect thereto.

  11.  VOTING AND DIVIDEND RIGHTS
     No Participant shall be entitled to any voting rights, to receive any dividends, or to have his Account credited or increased as a result of any dividends or other distribution with respect to the common or preferred stock of the Company.

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  12.  MISCELLANEOUS PROVISIONS
      (a) No Implied Rights. No employee or other person shall have any claim or right to receive a grant under this Bonus Plan unless specified by a written agreement of employment by the Company. Neither this Bonus Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

      (b) Unfunded Plan. This Bonus Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Bonus Plan, and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Bonus Plan.

      (c) Interpretation. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural. Captions and headings are included only for convenience of reference and shall not be consulted for interpretation of any provision hereof.

  13.  AMENDMENT OF THIS BONUS PLAN
     The Board of Directors of the Company may alter or amend this Bonus Plan from time to time without obtaining the approval of the stockholders of the Company. No amendment to this Bonus Plan may alter, impair or reduce the number of Performance Units granted under this Bonus Plan prior to the effective date of such amendment without the written consent of any affected Participant.

  14.  EFFECTIVENESS AND TERMS OF PLAN
     The effective date of this Bonus Plan shall be June 1, 1997. The Committee may at any time terminate this Bonus Plan and unless sooner terminated by the Committee, this Bonus Plan shall terminate on May 31, 2006. No Performance Units shall be granted pursuant to this Bonus Plan after the date of termination of this Bonus Plan, although after such date payments shall be made with respect to Performance Units granted prior to the date of termination.